LIMITED POWER OF ATTORNEY

	The undersigned hereby appoints each of James H. Graass and Kenneth M. Averyas his attorney-in-fact with full power to act in his name, place and stead for the limited purpose of executing on his behalf all forms required to be signed and filed by him under Section 16 of the Securities Exchange Act of 1934 and the
rules and regulations promulgated thereunder.

	IN WITNESS WHEREOF, the undersigned hereunto sets his hand this 1st day of February 2005.


/s/ DAVID B. POWERS
__________________________________
David B. Powers